Exhibit 10.30(b)

AMENDMENT NO. 1 TO

LICENSE AND SUPPLY AGREEMENT

This AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is entered into as of November 19, 2004, by and between PRONOVA BIOCARE A.S., a corporation incorporated under the laws of Norway (“Pronova”), located at Postboks 420, Vollsveien 6, NO-1327, Lysaker, Norway, and Reliant Pharmaceuticals, Inc., a Delaware corporation (“Reliant”), located at 110 Allen Road, Liberty Corner, New Jersey, 07938.

RECITALS

WHEREAS, Reliant and Pronova are parties to that certain License and Supply Agreement, dated as of August 9, 2004 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement in the manner set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pronova and Reliant hereby agree to be bound as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Original Agreement, as amended hereby.

2. Section 1 - Amended Definitions. The following definitions as contained in Section 1 of the Original Agreement shall be deleted in their entirety and replaced with the following:

“1.6 “API” means the K85EE active pharmaceutical ingredient with Specifications set forth in Schedule 1.6, as more particularly described in NDA #21-654 and/or NDA #21-853 for Omacor®.”

“1.23 “Product” means the pharmaceutical product containing the API and certain excipients described in NDA #21-654 and/or NDA #21-853 for Omacor®, including any and all dosage forms, formulas, strengths and package sizes and types thereof, whether or not currently marketed, and whether or not sold on a prescription or over-the-counter (OTC) basis, which is covered in whole or in part, or is made or used by a process or method covered in whole or in part, by at least one unexpired issued claim in the Patents in the Territory or by Product Know-How, in which any such process, product or part thereof is made, used or sold.”

“1.26 “Registrations” means all regulatory approvals, filings, applications and similar materials applicable to the Product or any Additional Product in the Territory, including, without limitation, any Drug Identification Numbers (“DINs”), Investigational New Drug Applications (“INDs”), NDAs, chemistry, manufacturing and control (“CMC”) data, pharmaceutical development reports, and any reference materials for API, related substances, degradation products and intermediates, in each case with all supplements and amendments thereto, applicable to the Product or any Additional Product in the Territory, and all documents, correspondence and other materials related thereto issued or sent by or to any Governmental Authority including, without limitation, the Registration filing for the Product as more particularly described in NDA # 21-654 and/or NDA # 21-853 for Omacor®.”

3. Section 1 – New Definition of “Full Regulatory Approval”. The Original Agreement shall be amended by adding the following new definition as Section 1.13A:

“1.13A “Full Regulatory Approval” means, with respect to the Product, the approval or authorization granted by a Regulatory Authority (FDA) for NDA # 21-853 in the Territory for the initial and ongoing commercialization of the Product for [***].”

4. Section 3.2 – FDA Approval of Product Registration. The following sentence shall be added to the end of Section 3.2 of the Original Agreement:

“Reliant shall complete and file the “new owner” requirements as outlined in 21 CFR 314.72, a copy of which is attached hereto as Exhibit 3.2, within two (2) business days of notification that Abbott has filed a transfer request for NDA 21-654 with the FDA (as contemplated by Section 3.7(c) of Amendment No. 1 to the Abbott Agreement, dated as of November 11, 2004); provided, however, that nothing herein shall be deemed to create any liability or other obligation of Reliant or any of its Affiliates to Abbott or any of its Affiliates under the Abbott Agreement (as amended) or otherwise.”

In addition, the Original Agreement shall be amended by adding thereto new Exhibit 3.2 in the form attached hereto as Exhibit A.

5. Section 3.3 – Additional Development Work for Product. Section 3.3 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“3.3 “Additional Development Work for Product. RELIANT will contribute to and fund all further development of the Product (other than development costs otherwise funded by Abbott) relating to NDA #21-853 in order to [***]; provided, that, RELIANT shall not be required to fund more than [***] in further development work under this Section 3.3; provided, further, that PRONOVA shall be solely responsible for any expenses with respect to supply chain or manufacturing issues raised by the FDA. Upon Full Regulatory Approval, RELIANT will pay to PRONOVA the final approval payment pursuant to Section 4.1 (as set out in Schedule 4.1), which will be reduced by [***] of all pre-marketing development out of pocket costs and amounts paid to unrelated third-parties actually incurred prior to final FDA approval by or on behalf of RELIANT in accordance with this Section 3.3, provided that in no event shall such reduction reduce the final approval payment below USD 0.”

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6. Section 4.1 – Up-Front, Approvable and Final Approval Payments. Section 4.1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“4.1 Up Front, Approvable and Final Approval Payments. In consideration of the License and other rights granted to RELIANT under this Agreement, RELIANT shall pay to PRONOVA, in accordance with this Agreement, payments according to the model set out in Schedule 4.1 attached hereto.”

In addition, Schedule 4.1 to the Original Agreement shall be deleted and replaced in its entirety with the amended Schedule 4.1 in the form attached hereto as Exhibit B.

7. Section 5.1 – Manufacture and Supply. Section 5.1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“5.1 Manufacture and Supply. Subject to Section 5.12, PRONOVA shall, after FDA approval of the Product for the indication HTG under NDA # 21-654 or Full Regulatory Approval for NDA # 21-853, manufacture and supply to RELIANT the total of RELIANT’s requirements of the API for the Product for sale and distribution in the Territory. Similarly, after FDA approval of any Additional Product, PRONOVA shall supply to RELIANT the total of RELIANT’s requirements of the API for the Additional Product for sale and distribution in the Territory. The provisions of this Section 5 shall apply to the supply of API for any Additional Product in the same manner as they apply to the supply of API for the Product. The Parties agree that following Full Regulatory Approval, they shall meet and agree to revised forecasts and delivery dates for the Products (including, as applicable, the provisions of Sections 5.2, 5.3 and 5.4).”

8. New Section 5.6(k) - Quality Agreement. Section 5.6(k) of the Original Agreement shall be deleted in its entirety and replaced with the following:

“(k) Quality Agreement. By December 31, 2004, the Parties shall mutually agree upon an intercompany quality agreement which will appropriately address regulatory, operational and quality responsibilities (the “Quality Agreement”). The Quality Agreement will include a key contact list for each Party.”

9. Section 5.13 – Continuity of Supply. Section 5.13 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“5.13 Continuity of Supply. The Parties agree that promptly following the date of this Agreement, they shall meet and determine appropriate measures to qualify an additional manufacturing site. PRONOVA agrees to use commercially reasonable efforts to qualify an additional manufacturing site prior to one (1) year following the Full Regulatory Approval. The License restrictions set out in Section 2.1 with respect to PRONOVA shall not restrict PRONOVA from establishing additional manufacturing sites in Puerto Rico or other parts of the Territory (and PRONOVA shall provide RELIANT with reasonable advance written notice thereof).”

10. Section 6.1 – Minimum Purchase Levels. Section 6.1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“6.1 Base Minimum Purchase Levels. Provided that PRONOVA is not in breach of its supply obligations under Section 5, this Agreement will be subject to RELIANT making at least the following purchases of API for Trade Product during the first twelve month period following the First Commercial Sale and every 12-month period thereafter (each a “Commercialization Year”) prior to Full Regulatory Approval (the “Reduced Base Minimum Purchase Levels”):

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Following Full Regulatory Approval, the Reduced Base Minimum Purchase Levels shall be increased according to the formula specified below (the “Full Base Minimum Purchase Levels” and, together with the Reduced Base Minimum Purchase Levels, referred to herein as the “Base Minimum Purchase Levels”), which Full Minimum Purchase Levels shall take effect from the date of Full Regulatory Approval and shall be adjusted annually thereafter (following the date of the Full Regulatory Approval, each such 365-day period shall constitute a “Post Full Approval Commercialization Year” for the purposes of this Agreement). Following Full Regulatory Approval, the Full Base Minimum Purchase Level shall be calculated as follows:

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provided, however, that, in no event, shall the Full Base Minimum Purchase Level exceed [***] for any Post Full Commericialization Year before [***], and in no event, shall the Full Base Minimum Purchase Level [***] for any Post Full Commericialization Year including any time period in or after 2014. [***]

In the event that Full Regulatory Approval includes one or more conditions which, when taken as a whole, would reasonably be expected to materially and adversely impact the commercial potential of the Product for those patients [***], the parties shall meet in good faith to discuss appropriate adjustments to the Full Base Minimum Purchase Levels. The Base Minimum Purchase Level may be reached by RELIANT by purchasing API for Sample Product at the price for Trade Product, or by paying the difference between actual Trade Product bought during the respective Commercialization Year and the applicable Base Minimum Purchase Level in that year.”

In addition, the Original Agreement shall be amended by adding thereto new Schedule 6.1 in the form attached hereto as Exhibit C.

11. Section 8.2 – Sales Force. Of the Original Agreement shall be deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary contained in this Section 8.2, until Full Regulatory Approval has been received with respect to the Product, the number

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of sales representatives [***]. RELIANT shall have a sales force of at least [***] detailing the Product for the first three years from the date of Full Regulatory Approval. .In the event that Full Regulatory Approval includes one or more conditions which, when taken as a whole, would reasonably be expected to materially and adversely impact the commercial potential of the Product for those patients [***], the parties shall meet in good faith to discuss appropriate adjustments to the minimum sales force required under this Section 8.2.”

12. No Other Amendments. Except as specifically amended hereby, the Original Agreement shall continue in full force and effect as written.

13. Entire Agreement. The Original Agreement (including all Schedules and Exhibits attached thereto), as amended by this Amendment (including all Schedules and Exhibits attached hereto), constitutes the entire agreement between the Parties and their Affiliates pertaining to the subject matter of hereof and thereof and supersedes all prior agreements.

14. Governing Law. This Letter Amendment shall be governed by the laws of the State of New York, United States of America, notwithstanding the provisions governing conflict of laws under such New York law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods.

15. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties shall adopt any signatures received by a receiving fax machine as original signatures of the parties. Any Party providing its signature in faxed form will promptly forward to the other Party an original of the signed copy of this Amendment that was so faxed.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first written above.

RELIANT PHARMACEUTICALS, INC.

By:
Name:
Title:

PRONOVA BIOCARE A.S.

By:
Name:
Title:

EXHIBIT A

TITLE 21—FOOD AND DRUGS

CHAPTER I—FOOD AND DRUG ADMINISTRATION

DEPARTMENT OF HEALTH AND HUMAN SERVICES

SUBCHAPTER D - DRUGS FOR HUMAN USE

PART 314 — APPLICATIONS FOR FDA APPROVAL TO MARKET A NEW DRUG

Subpart B — Applications

Sec. 314.72 Change in ownership of an application.

(a) An applicant may transfer ownership of its application. At the time of transfer the new and former owners are required to submit information to the Food and Drug Administration as follows:

(1) The former owner shall submit a letter or other document that states that all rights to the application have been transferred to the new owner.

(2) The new owner shall submit an application form signed by the new owner and a letter or other document containing the following:

(i) The new owner’s commitment to agreements, promises, and conditions made by the former owner and contained in the application;

(ii) The date that the change in ownership is effective; and

(iii) Either a statement that the new owner has a complete copy of the approved application, including supplements and records that are required to be kept under § 314.81, or a request for a copy of the application from Fad’s files. FDA will provide a copy of the application to the new owner under the fee schedule in § 20.45 of Fad’s public information regulations.

(b) The new owner shall advise FDA about any change in the conditions in the approved application under § 314.70, except the new owner may advise FDA in the next annual report about a change in the drug product’s label or labeling to change the product’s brand or the name of its manufacturer, packer, or distributor.

[50 FR 7493, Feb. 22, 1985; 50 FR 14212, Apr. 11, 1985, as amended at 50 FR 21238, May 23, 1985; 67 FR 9586, Mar. 4, 2002; 68 FR 25287, May 12, 2003]

EXHIBIT B

Schedule 4.1

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EXHIBIT C

Schedule 6.1

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